UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

GPB Holdings II, LP

(Exact name of registrant as specified in its charter)

Delaware	000-56442	47-3870808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Highline Management, Inc. 33 East 33rd Street, Suite 807 New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 489-8484

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2023, HPI Holdings LLC, a Delaware limited liability company (“Seller”), and HPI Holdco LLC, a Delaware limited liability company (“HPI Holdco”), which are directly or indirectly majority owned by GPB Holdings II, LP, a Delaware limited partnership (the “Partnership”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Lotus HPI Buyer, Inc., a Delaware corporation (the “Purchaser”).

Pursuant to the Purchase Agreement, Seller has agreed to sell all of the issued and outstanding equity interests of HPI Holdco to Purchaser (the “Transaction”). Seller expects to receive an aggregate purchase price of $190 million in cash, subject to certain customary adjustments described in the Purchase Agreement (the “Purchase Price”). At the closing of the Transaction, approximately $13.4 million of the Purchase Price will be deposited by Seller into escrow as a contingent reserve to be used, if necessary, to satisfy any potential contingent earn-out payments arising out of a previously completed transaction, with the remainder thereof (after the determination of any such continent payments) to be released to Seller.

The Purchase Agreement contains customary representations and warranties made by each of the parties, however the Purchaser’s sole recourse for breaches of representations and warranties with respect to the Seller or HPI Holdco or its subsidiaries is against a buy-side representations and warranties insurance policy to be obtained by the Purchaser. The closing of the Transaction is subject to various closing conditions, such as receipt of approval or expiration of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and, in the event that the independent monitorship over GPB Capital Holdings, LLC, the general partner of the Partnership, is converted to a receivership prior to the closing of the Transaction, the approval of the court-appointed receiver overseeing GPB Capital Holdings, LLC and the approval of the United States District Court for the Eastern District of New York. The closing of the Transaction is not conditioned upon the Purchaser’s ability to obtain financing. The Purchase Agreement also contains certain termination rights of the Purchaser and the Seller.

The Transaction will close no later than the 120th day after the date of the signing of the Purchase Agreement, provided that the closing conditions are satisfied or waived.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed upon the closing of the Transaction.

TripleTree, LLC acted as financial advisor and McGuireWoods LLP acted as legal advisor to Seller, and Ropes & Gray LLP acted as legal adviser to Purchaser in connection with the Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GPB Holdings II, LP

Date: December 21, 2023	By:	/s/ Robert Chmiel
	Name:	Robert Chmiel
	Title:	Chief Executive Officer